Exhibit 10.3

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND NEITHER THIS OPTION NOR ANY OPTION SHARES (AS DEFINED BELOW) MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

NATROL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee:	BDL Investment Trust

No./Class of Option Shares:	6,029,500 Shares of Common Stock

Effective Grant Date:	February 14, 2006

Expiration Date:	February 14, 2011

Option Exercise Price/Share:	$2.282

Natrol, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to BDL Investment Trust (the “Optionee”), for the benefit of Wayne Bos (the “Executive”), an option (the “Stock Option”) to purchase on or prior to the expiration date specified above, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company indicated above (the “Option Shares”), at the per share option exercise price specified above (which is the fair market value of a share of Common Stock at the time of grant, based upon the last trade immediately prior to the grant) subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (the “Agreement”). This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

1.                                      Vesting, Exercisability and Sale.

(a)                                  This Stock Option is fully vested upon its grant on the date hereof.

(b)                                 This Stock Option shall become exercisable upon approval of this Stock Option by the Company’s shareholders and shall continue to be exercisable by the Optionee or its successors as contemplated herein at any time or times prior to February 14, 2011, subject to the provisions hereof, including, without limitation, Section 5 hereof which provides for the termination of unexercised options upon completion of certain transactions as described therein and the provisions of Section 1(c) below regarding shareholder approval (the earliest to occur of such dates being referred to as the “Expiration Date”).

(c)                                  In the event the shareholders of the Company do not approve the grant of this Stock Option at the Company’s next annual meeting of shareholders held after the date hereof, this Stock Option shall be deemed to be null and void and of no effect.

(d)                                 Notwithstanding anything herein to the contrary, in the event that the Executive voluntarily terminates his employment with the Company during the one year period after the date hereof, this Stock Option shall terminate on the date which is 90 days following the date of such termination of employment.

(e)                                  The Option Shares may only be sold as set forth on Exhibit A.

2.                                      Exercise of Stock Option.

(a)                                  The Optionee may exercise this Stock Option in the following manner:  Prior to the Expiration Date (subject to Section 5), the Optionee may deliver a Stock Option Exercise Notice (an “Exercise Notice”) in the form of Appendix A hereto indicating its election to purchase some or all of the Option Shares. Such notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Board of Directors; or (ii) (A) through the delivery (or attestation to ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that have been held by the Optionee for at least six months and are not subject to restrictions under any plan of the Company, or (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii)(A) and (ii)(B) above. Payment instruments will be received subject to collection.

(b)                                 Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Board of Directors with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Board of Directors as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Option Shares, subject to the terms of this Agreement.

(c)                                  Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date, including such date as is contemplated by Section 5 hereof.

3.                                      Transferability. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner. This Stock Option may be exercised only by the Optionee. This Stock Option may not be sold, assigned, transferred or otherwise encumbered or disposed of by Optionee. This Stock Option shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

4.                                      Adjustment Upon Changes in Capitalization. The shares of stock covered by this Stock Option are shares of Common Stock of the Company. Subject to Section 5 hereof, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right, subject to Section 5, to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment, all references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security. Adjustments under this Section 4 shall be determined by the Board of Directors, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued here resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.

5.                                      Effect of Certain Transactions. Notwithstanding anything in Section 4 to the contrary, in the case of (a) the dissolution or liquidation of the Company, (b) the sale of all or substantially all of the assets of the Company on a consolidated basis to an another person or entity, (c) a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (d) the sale of all of the outstanding stock of the Company to an unrelated person or entity or (e) any other transaction where the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a “Sale Event”), this Stock Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption or continuation by the Company of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 4 of this

Agreement. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Stock Option, but after such effective date, the Optionee may not exercise this Stock Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

Notwithstanding anything to the contrary in this Section 5, in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Optionee in exchange for the cancellation hereof, in an amount equal to the difference between (A) the value as determined by the Board of Directors of the consideration payable per share of Common Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to this Stock Option (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of this Stock Option.

6.                                      Withholding Taxes. The Optionee is not a U.S. Resident or a U.S. Citizen on the date of Grant, or on the date that this Stock Option vested. The Company agrees to review with tax counsel (agreed to by the Optionee) the appropriate federal, state and local tax withholdings required immediately prior to the Optionee exercising this Stock Option. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Board of Directors for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Board of Directors, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. For purposes of this Section 6 “Fair Market Value” on any given date means the last reported sale price at which Common Stock is traded on such date or, if no Common Stock is traded on such date, the next preceding date on which Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Common Stock is traded or admitted to trading. The Optionee and the Executive acknowledge and agree that the Company or any subsidiary of the Company has the right to deduct from payments of any kind due to the Optionee or the Executive, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

7.                                      Representations, warranties and covenants of the Optionee. The Optionee and the Executive each represent, warrant and covenant to the Company, both as of the date hereof and upon exercise of this Stock Option from time to time, as follows:

(a)                                  Securities Law Representations and Warranties.

(i)                                     Each of the Optionee and the Executive (i) is an “accredited investor” as defined in Regulation D under the Securities Act, (ii) has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of investments in securities issued by the Company and investments in comparable companies, (iii) can bear the economic risk of a total loss of its investment in this Stock Option and the Common Stock and (iv) has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase this Stock Option and the Common Stock;

(ii)                                  The Optionee is acquiring this Option or the Option Shares, as appropriate, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof;

(iii)                               The Optionee was not organized for the specific purpose of acquiring this Stock Option or the Option Shares;

(iv)                              The Optionee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Option any of the Option Shares except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws and the respective rules and regulations promulgated thereunder;

(v)                                 The Optionee understands that this Option and the Option Shares are being offered and sold to the Optionee in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Optionee’s compliance with, representations, warranties, agreements, acknowledgements and understandings of the Optionee set forth herein in order to determine the availability of such exemptions and the eligibility of the Optionee to acquire this Option and the Option Shares;

(vi)                              The Optionee acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of this Option and the Option Shares, or possession or distribution of offering materials in connection with the issue of this Option and the Option Shares, in any jurisdiction outside the United States where action for that purpose is required. If the Optionee is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers this Option and the Option Shares or has in its possession or distributes any offering material, in all cases at its own expense;

(b)                                 Legends.

(i)                                     The Optionee understands that, until the end of the applicable holding period under Rule 144(k) of the Securities Act (or any successor provision) the Option Shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS

AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(c)                                  Optionee understands that the Company has, at the direction of the Executive, issued this Stock Option in the name of Optionee on the understanding that Executive is the sole beneficial owner of the equity interests of Optionee. Executive and Optionee each covenant to the Company that the equity interests of Optionee will not be transferred, directly or indirectly, to any other party, other than by will or by the laws of descent and distribution.

8.                                      Miscellaneous Provisions.

(a)                                  Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b)                                 Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(c)                                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Executive will also concurrently execute the Company’s standard from “Agreement to Arbitrate,” which shall be incorporated by reference herein and supplements this Agreement.

(d)                                 Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(e)                                  Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f)                                    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(g)                                 Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(h)                                 Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

(i)                                     Delivery of Stock Certificates. Stock certificates under this Stock Option shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the Optionee by electronic mail (with proof of receipt) or by United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(j)                                     No Employment Rights. The grant of this Stock Option does not confer upon the Executive any right to continued employment with the Company or any Subsidiary.

(k)                                  Trading Restrictions. The sale of the Shares received upon exercise hereof shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time, and the resale restrictions set forth on Exhibit A.

(l)                                     Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then if the Executive is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Optionee shall reimburse the Company for any amount received hereunder during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement, to the extent required by applicable law.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: March 31, 2006

NATROL, INC.

/s/ Elliott Balbert
	By:	Elliott Balbert
	Title:	Executive Chairman

	Address:	Natrol, Inc.
Attention: General Counsel
21411 Prairie Street
Chatsworth, CA 91311

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: March 31, 2006	OPTIONEE:

BDL INVESTMENT TRUST

/s/ Wayne Bos

Optionee’s Address:

BDL Investment Trust
c/o Wayne M. Bos
47 Corringham Road
London NW 11 7BS
United Kingdom

Acknowledged and Agreed to:

EXECUTIVE

/s/ Wayne Bos

APPENDIX A

Stock Option Exercise Notice

Natrol, Inc.

Attention: Chief Financial Officer

21411 Prairie Street

Chatsworth, CA 91311

Dear Sirs:

Pursuant to the terms of my stock option agreement dated                  (the “Agreement”) BDL Investment Trust hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $            representing the purchase price for [Fill in number of Option Shares]               option shares. I have chosen the following form(s) of payment:

☐	1.	Cash
☐	2.	[Certified or Bank] Check payable to Natrol, Inc.
☐	3.	Other (as described in the Agreement (please describe)) .

The undersigned hereby reaffirms the representations, warranties and covenants set forth in Section 7 of the Agreement.

Sincerely yours,

Please Print Name:

EXHIBIT A

Resale Restrictions

Except as set forth below, Option Shares received upon exercise of this Stock Option may not be sold for a period of three years after February 14, 2006:

•                  1,000,000 shares may be sold immediately;

•                  1,000,000 shares may be sold at any time after the Threshold Share Price (as defined below) is equal to or greater than $3.00 per share;

•                  1,000,000 shares may be sold at any time after the Threshold Share Price is equal to or greater than $3.50 per share;

•                  1,000,000 shares may be sold at any time after the Threshold Share Price is equal to or greater than $4.00 per share;

•                  1,000,000 shares may be sold at any time after the Threshold Share Price is equal to or greater than $4.50 per share; and,

•                  1,029,500 shares may be sold at any time after the Threshold Share Price is equal to or greater than $5.00 per share.

The Threshold Share Price means that the closing price of the Company’s common stock equals or exceeds the relevant threshold for a period of thirty consecutive trading days.

All shares may be sold with no thresholds in place after three years.